Exhibit 10.6

CERTIFICATE OF DESIGNATIONS

of the

SERIES D CONVERTIBLE PREFERRED STOCK

of

APPLIED DIGITAL SOLUTIONS, INC.

Scott Silverman hereby certifies that:

A.  He is the Chairman, CEO and Acting President of Applied Digital Solutions, Inc. (the “Company”), a Missouri corporation; and

B.  Pursuant to the authority vested in the Board of Directors of the Company pursuant to Article Three of the Company’s Fourth Restated Articles of Incorporation, as amended, the Board of Directors of the Company has duly adopted the following resolutions:

RESOLVED, that the Board of Directors hereby authorizes a series of the Company’s previously authorized Preferred Stock, par value $10.00 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.	DESIGNATION.

The designation of this series, which consists of eighteen thousand (18,000) shares of Preferred Stock, is the “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”). The face amount of each share of Series D Preferred Stock (each, a “Preferred Share” and collectively, the “Preferred Shares”) shall be One Thousand Dollars ($1,000) (the “Stated Value”). The term of the Series D Preferred Stock shall be perpetual, subject to redemption as provided herein.

2.    CERTAIN DEFINITIONS.

“Bankruptcy Law” means Title 11, United States Code, and the Federal Rules of Bankruptcy Procedure, and any similar Federal or state law, rule or regulation providing for the relief of debtors.

“Board of Directors” or “Board” means the Company’s Board of Directors, as constituted from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

“Cap Amount” means 19.99% of the number of shares of Common Stock outstanding on the Initial Issue Date (subject to adjustment upon a stock split, stock dividend or similar event).

“Certificate” means this Certificate of Designations.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; and (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Continuing Director” means at any date a member of the Company’s Board of Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

“Conversion Price” means, (A) with respect to an Initial Preferred Share, the lowest of (i) $4.40 and (ii) one hundred and five percent (105%) of the Market Price for the Common Stock on the Initial Issue Date and (B) with respect to a Subsequent Preferred Share, as determined in accordance with the terms of the Notes, in each case subject to adjustment as provided herein.

“Default Interest Rate” means the lower of fifteen percent (15%) and the highest rate permitted by applicable law.

“Effective Date” means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Five Day VWAP” means, as of a particular date, the average of daily VWAP for each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

“Fundamental Change” means any of the following events or circumstances: (i) any material representation or warranty of the Company set forth in the Securities Purchase Agreement, this Certificate or the other Transaction Documents fails to be true and correct in all material respects as of the Issue Date as if made on such date; (ii) the Company fails at any time to comply with or perform in all material respects all of the material agreements, obligations and conditions set forth in the Securities Purchase Agreement, this Certificate or the other Transaction Documents that are required to be complied with or performed by the Company (after giving effect to any grace periods specified therein); (iii) a Change of Control occurs; or (iv) a Liquidation Event occurs or is publicly announced by or with respect to the Company.

“Holder” means any holder of Preferred Shares.

“Initial Issue Date” means the first date on which the Company issues any shares of Series D Preferred Stock.

“Initial Preferred Shares” means the shares of Series D Preferred Stock issued on the Initial Issue Date.

“Issue Date” means, with respect to a Preferred Share, the date on which the Company issues such Preferred Share.

“Junior Securities” means the Common Stock and all other capital stock of the Company that does not constitute Pari Passu Securities or Senior Securities.

“Liquidation Event” means:

(a) that the Company or any Subsidiary (i) commences a voluntary case or proceeding under any Bankruptcy Law; (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it under any Bankruptcy Law; (iii) consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by a custodian; or

(b) that a court of competent jurisdiction has entered an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary, or adjudicates the

Company or any Subsidiary to be insolvent or bankrupt; (ii) appoints a custodian or receiver for the Company or any Subsidiary, or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Subsidiary, and such order or decree remains unstayed and in effect for at least thirty (30) days.

“Liquidation Preference” with respect to a Preferred Share shall mean an amount equal to the Stated Value of such Preferred Share, plus any amounts owed by the Company to the holder thereof with respect to such Preferred Share.

“Mandatory Conversion Condition” means, as of a particular date, each of the following:

(i)  the Reserved Amount (as defined in the Securities Purchase Agreement) is not less than (x) the number of Conversion Shares issuable upon the conversion in full of the Preferred Shares then outstanding (at the Conversion Price in effect on such date and without regard to any limitation on such conversion) plus (y) the number of Warrant Shares issuable upon the exercise in full of the Warrants (without regard to any limitation on such exercise);

(ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

(iii) the Registration Statement is effective and available for the resale of the Registrable Securities by each Holder or such securities are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”);

(iv) a Fundamental Change (as defined herein) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute a Fundamental Change; and

(v) the Market Price is greater than $200% of the Conversion Price on the Issue Date (subject to adjustment for stock splits, stock dividends and similar events).

“Market Price” means, as of a particular date with respect to a particular security, the lesser of (i) the average of the daily VWAP for such security on each Trading Day occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date and (ii) the daily VWAP for such security on the Trading Day immediately preceding such date.

“Note” and “Notes” have the respective meanings specified in the Securities Purchase Agreement.

“Pari Passu Securities” means any securities ranking by their terms pari passu with the Series D Preferred Stock in respect of redemption or distribution upon liquidation.

“Principal Market” means the principal securities exchange or market on which the Common Stock is listed or traded.

“Pro Rata Share” means, with respect to a Holder, the ratio determined by dividing (i) the number of Preferred Shares purchased by a Holder on the Closing Date by (ii) the aggregate number of Preferred Shares purchased by all of the Holders on the Closing Date.

“Registrable Securities” means the Conversion Shares and the Warrant Shares, any other shares of Common Stock issuable pursuant to the terms of the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares; provided, however, that “Registrable Securities” shall not include any such shares that have been sold to the public pursuant to the Registration Statement or Rule 144.

“Registration Rights Agreement” means the agreement pursuant to which the Company has agreed to register the resale of shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Securities Purchase Agreement” means the agreement pursuant to which the Company has agreed to issue the Preferred Shares.

“Senior Securities” means (i) any debt issued or assumed by the Company and (ii) any securities of the Company which, in either such case, by their terms have a preference over the Series D Preferred Stock in respect of redemption or distribution upon liquidation.

“Shareholder Approval” means the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders approving the issuance of Common Stock pursuant to the Preferred Stock and the Warrants in excess of the Cap Amount.

“Stock Payment Condition” means, as of a particular date, each of the following:

(i)  the Reserved Amount (as defined in the Securities Purchase Agreement) is not less than (x) the number of Conversion Shares issuable upon the conversion in full of the Preferred Shares then outstanding (at the Conversion Price in effect on such date and without regard to any limitation on such conversion) plus (y) the number of Warrant Shares issuable upon the exercise in full of the Warrants (without regard to any limitation on such exercise) plus (z) the number of shares of Common Stock issuable upon satisfaction of the Stock Payment Conditions;

(ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

(iii) the Registration Statement is effective and available for the resale of the Registrable Securities by the Holder or such securities are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act of 1933; and

(iv) a Fundamental Change (as defined herein) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute a Fundamental Change.

“Subsequent Preferred Shares” means the shares of Series D Preferred Stock issued on the Exchange Date.

“Trading Day” means any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

“Transaction Documents” has the meaning given to such term in the Securities Purchase Agreement.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

“Warrants” means the warrants issued by the Company pursuant to the Securities Purchase Agreement.

All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

3.    PRIORITY IN LIQUIDATION.

Upon the occurrence of a Liquidation Event, no distribution shall be made to the holders of any shares of Junior Securities unless each Holder shall have received the Liquidation Preference with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, the assets legally available for distribution to the Holders and the holders of Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

4.    DIVIDENDS.

(a)  Dividend Rate. Each Holder shall be entitled to receive, to the extent permitted by applicable law, in preference to the payment of any dividend on any class or series of Junior Securities, cumulative dividends (“Dividends”) on each Preferred Share in an amount equal to, on an annualized basis, the Stated Value of such Preferred Share times six percent (6.0%). Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the Closing Date through the date on which such Preferred Share is redeemed or converted in accordance with the terms hereof; provided, however, that (i) any Preferred Share that is redeemed or converted, including without limitation pursuant to a Mandatory Conversion (as defined below), prior to the twenty-four (24) month anniversary of the date on which such Preferred Share is issued, shall be deemed, as of the date of such redemption or conversion, to have accrued Dividends in an amount equal to the amount of Dividends that would have accrued had such Preferred Share remained outstanding through such twenty-four month anniversary (“Make-Whole Dividends”) and (ii) the amount of Dividends, including Make-Whole Dividends, accrued and deemed to be accrued hereunder shall be paid as provided herein on the applicable Mandatory Redemption Date or Conversion Date, as the case may be (“Make-Whole Payment Date”). Accrued Dividends on a Preferred Share shall be payable quarterly in arrears on each January 1, April 1, July 1, and October 1 of each calendar year, commencing on July 1, 2005 (each, together with each Mandatory Redemption Date or Conversion Date a “Dividend Payment Date”). Dividends shall be computed on the basis of a 365-day year for the actual number of days elapsed.

(b) Dividend Payments. The Company shall pay Dividends (including any Make-Whole Dividends) in cash by wire transfer of immediately available funds; provided, however, that the Company may elect, subject to the satisfaction of all of the Stock Payment Conditions in accordance with paragraph (c) below, to pay all or a portion of such Dividends in shares of Common Stock (the “Common Stock Dividend Option”). Dividends that are due in cash and which are not paid within five (5) Business Days of the applicable Dividend Payment Date or Make-Whole Payment Date shall bear interest until paid at the Default Interest Rate.

(c) Conditions to Dividend Payment in Common Stock. The Company shall be entitled to exercise the Common Stock Dividend Option with respect to a Dividend Payment Date (or any Make-Whole Payment Date) only if, on such date and on each of the twenty (20) Trading Days immediately preceding such date, all of the Stock Payment Conditions are satisfied in full. In the event that any Common Stock Payment Condition is not satisfied as of the applicable Dividend Payment Date or Make-Whole Payment Date and each such Trading Day, the Company shall not be permitted to exercise the Common Stock Dividend Option and must pay all amounts due on such Dividend Payment Date or Make-Whole Payment Date in cash by wire transfer of immediately available funds.

(d)  Common Stock Dividend Notice. In order to exercise the Common Stock Dividend Option with respect to a Dividend Payment Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder stating that the Company wishes to exercise such option (a “Common Stock Dividend Notice”). If the Company wishes to exercise the Common Stock Dividend Option with respect to less than all of the Dividends due on a Dividend Payment Date, then the Company’s exercise of Common Stock Dividend Option (and the delivery of shares of Common Stock pursuant thereto) shall be allocated among the Holders on a pro rata basis in accordance with the number of Preferred Shares held by each Holder. In order to exercise the Common Stock Dividend Option with respect to a Make-Whole Payment Date, the Company must deliver a Common Stock Dividend Notice on or before the related Conversion Date or Mandatory Redemption Date, as the case may be. A Common Stock Dividend Notice, once delivered by the Company, shall be irrevocable, unless the Company is not permitted to exercise the Common Stock Dividend Option in accordance with the terms of Section 4(c). In the event that the Company does not deliver a Common Stock Dividend Notice on or before the date on which it is required to do so by this paragraph (d), the Company will be deemed to have elected to pay the related Dividend in cash.

(e)  Delivery of Shares. On or before the third (3rd) Business Day following a Dividend Payment Date or Mandatory Redemption Date with respect to which the Company has validly exercised the Common Stock Dividend Option (each a “Common Stock Dividend Delivery Date”), the Company must deliver to each Holder a number of shares of Common Stock equal to the amount of Dividends payable with respect to such Holder’s Preferred Shares divided by ninety-five percent (95%) of the Five Day VWAP in effect on such Dividend Payment Date or Mandatory Redemption Date, as the case may be. The Company must deliver such shares of Common Stock to such Holder in accordance with the provisions of paragraph 5(d) below, with the Common Stock Dividend Delivery Date or Mandatory Redemption Date, as the case may be being deemed the Delivery Date and, in the event of the Company’s failure to effect such delivery on the applicable Delivery Date therefor (determined in accordance with paragraph 5(d)), such Holder shall have the remedies specified in paragraph 5(e) below.

5.    CONVERSION.

(a) Right to Convert. Each Holder shall have the right to convert, at any time and from time to time after the Issue Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares (“Conversion Shares”) of the Common Stock as is determined in accordance with the terms hereof (a “Conversion”).

(b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the “Conversion Date”), (i) a notice of conversion (a “Conversion Notice”), in substantially the form of Exhibit A hereto, to the Company stating the number of Preferred Shares to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Company. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the failure of the Company to deliver such new certificate shall not affect the ability of the Holder to submit a further Conversion Notice with respect to such Preferred Shares and, in such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to Section 6 below), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 5(d) below and shall submit the disputed calculations to an independent registered public accounting firm of national recognition within two (2) Business Days of receipt of such Holder’s Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company’s receipt of such Holder’s Conversion Notice (such 5th Business Day being referred to herein as the “Disputed Share Calculation Date”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(d) Delivery of Conversion Shares. Upon receipt of a fax copy of a Conversion Notice from a Holder, the Company shall, no later than the close of business on the earlier to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the date after the date on which the Company receives the original Conversion Notice and Preferred Shares (the “Delivery Date”), issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 5(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to such Holder by, as long as the Transfer Agent participates in FAST and no restrictive legend is required by the terms of this Certificate or the Securities Purchase Agreement to be set forth on such Conversion Shares, crediting the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to such Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares. Conversion Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Conversion Shares (x) is covered by an effective Registration Statement and the Holder represents in writing to the Company that such resale has been or promptly will be made pursuant to such Registration Statement, (y) has been made pursuant to Rule 144 under the Securities Act and customary documentation regarding such resale has been provided to the Company, or (z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

(e) Taxes. The Company shall pay any and all taxes or duties that may be imposed with respect to the issuance and delivery of the Conversion Shares upon a Conversion.

(f) Failure to Deliver Conversion Shares.

(i)  In the event that, for any reason, a Holder has not received certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a “Conversion Default”), and such failure to deliver certificates continues for ten (10) Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the “Conversion Default Date”), the Company shall pay to such Holder payments (“Conversion Default Payments”) in the amount of (A) “N”multiplied by (B) the aggregate Stated Value of the Preferred Shares which are the subject of such Conversion Default multiplied by (C) one percent (1%), where “N” equals the number of days elapsed between the Conversion Default Date and the date on which all of the certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing such Conversion Shares are issued and delivered to such Holder. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

(ii)  In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company’s failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale lawfully effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for such Conversion Shares), and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

6.    CONVERSION LIMITATIONS.

(a) In no event shall a Holder be permitted to convert any Preferred Shares to the extent that, upon the Conversion of such Preferred Shares, the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6(a)), when added to the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether Preferred Shares are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder’s representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph. The limitation contained in this paragraph shall cease to apply to a Holder (x) upon sixty (60) days’ prior written notice from such Holder to the Company or (y) immediately upon written notice from such Holder to the Company at any time after the public announcement or other disclosure of a Major Transaction or a Change of Control.

(b)  Unless Shareholder Approval has been obtained or such approval is no longer required under the applicable listing requirements of the Nasdaq Stock Market, in no event shall a Holder be permitted to convert any Preferred Shares to the extent that, upon the Conversion of such Preferred Shares, the number of Conversion Shares that such Holder would receive upon such Conversion, when added to (i) the number of Conversion Shares previously received by such Holder pursuant to the provisions of this Certificate plus (ii) the number of Warrant Shares previously received by such Holder pursuant to such Holder’s Warrant(s) plus (iii) such Holder’s pro rata share of the shares of Common Stock issued by the Company to Perceptis, L.P. in connection with the acquisition of Instantel Inc., would exceed the product of (A) the Cap Amount multiplied by (B) a fraction, the numerator of which is the aggregate Stated Value of the Preferred Shares purchased by such Investor and the denominator of which is the aggregate Stated Value of all Preferred Shares purchased by the Investors (such product, the “Allocation Amount”). In the event that any Investor shall sell or otherwise transfer any of such Investor’s Preferred Shares, the shares of Common Stock constituting such transferring Investor’s Allocation Amount shall be allocated between the transferring Investor and transferee pro rata in proportion to the Stated Value of the Preferred Shares transferred to such transferee and the Stated Value of the Preferred Shares retained by such transferring Investor. In the event that any Investor shall convert all of such Investor’s Preferred Shares into a number of Conversion Shares and Warrant Shares that, in the aggregate, is less than such Investor’s Allocation Amount, then the difference between such Investor’s Allocation Amount and the number of Conversion Shares and Warrant Shares actually issued to such Investor shall be allocated to the remaining Investors on a pro rata basis in proportion to number of Registrable Securities then issuable to each Investor. In the event that, at any time, the sum of (i) the number of Conversion Shares issuable under the Preferred Shares owned by a Holder (without regard to any restrictions on such issuance contained in this Certificate) plus (ii) the number of Warrant Shares issuable upon exercise of the Warrant(s) owned by such Holder (without regard to any restrictions on such exercise contained in the Warrants), plus (iii) the number of Conversion Shares and Warrant Shares previously issued to such Holder, exceeds eighty percent (80%) of such Holder’s Allocation Amount, the Company shall, upon the written request of such Holder, hold as promptly as reasonably practicable a special meeting of its stockholders for the purpose of obtaining, and use its best efforts to obtain, Shareholder Approval. In the event that the Company does not obtain Shareholder Approval at such meeting, the Company shall continue to use its best efforts to seek such approval as soon as practicable after such meeting but no less frequently than annually thereafter.

7.     ADJUSTMENT TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent or fraction of a share, as applicable, the Conversion Price shall be rounded up or down to the nearest cent or share, as applicable.

(a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

(b)  Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to each Holder at least fifteen (15) Business Days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”). In the Distribution Notice, the Company shall indicate that each Holder shall be entitled to receive either (A) the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Record Date therefor of a number of shares of Common Stock into which the Preferred Shares held by such Holder are convertible as of such Record Date (such number of shares to be determined at the Conversion Price then in effect and without giving effect to any limitations on such conversion) or (B) a reduction in the

Conversion Price as of the Record Date therefor, such reduction to be effected by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. If the Company does not notify the Holders of whether it has elected clause (A) or (B) in the preceding sentence on or prior to the Distribution Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

(c) Dilutive Issuances.

(i) Adjustment Upon Dilutive Issuance. If, at any time after the Closing Date, the Company issues or sells or, pursuant to subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Conversion Price shall be adjusted as follows:

(A) If such Dilutive Issuance occurs prior to the Effective Date, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below).

(B) If such Dilutive Issuance occurs on or after the Effective Date, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

N0 + N1
N0 + N2

where:

N0 =   the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”));

N1 =   the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant to paragraph (A) or (B) above if such adjustment would result in an increase in the Conversion Price.

(ii) Adjustment Upon Below Market Issuance. If, at any time after the Closing Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Market Price for the Common Stock on the date of such issuance or sale (or deemed issuance or sale) (a “Below Market Issuance”), then effective immediately upon the Below Market Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

N0 + N1
N0 + N2

where:

N0 =   the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Below Market Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights);

N1 =   the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Below Market Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below) would purchase at the Market Price for the Common Stock in effect on the date of such Below Market Issuance; and

N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Below Market Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this paragraph (c)(ii) if such adjustment would result in an increase in the Conversion Price. In the event that the Company effects an issuance that is both a Dilutive Issuance and a Below Market Issuance, the Conversion Price will be adjusted to the lower of the prices calculated pursuant to subparagraphs (i) and (ii) of this paragraph (c).

(iii) Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i) or (ii) of this paragraph (c), the following will be applicable:

(A) Issuance of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than either or both of the Conversion Price and the Market Price for the Common Stock in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Purchase Rights” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (iii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

(B) Issuance of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than either or both of the Conversion Price and the Market Price for the Common Stock in effect on the date of issuance or sale of such

Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (iii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”) (provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security), then for purposes of the first sentence of this subparagraph (B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(C) Change in Option Price or Conversion Rate. If, following an adjustment to the Conversion Price upon the issuance of Purchase Rights or Convertible Securities pursuant to a Dilutive Issuance or a Below Market Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

(D) Calculation of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration other than cash expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, a Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If a Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this paragraph (c) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

(E) Issuances Without Consideration Pursuant to Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration.

(iv) Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (I) securities purchased under this Agreement; (II) securities issued or issuable pursuant to the terms of the Certificate of Designations or upon exercise of the Warrants or the VeriChip Warrant; (III) the 2004 Warrants and securities issued or issuable thereunder; (IV) shares of Common Stock (or the common stock of any Subsidiary) issuable or issued to (x) employees or directors of the Company or any such Subsidiary from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Company’s or such Subsidiary’s Board of Directors (or a duly authorized committee thereof) as an inducement to join the Company or such Subsidiary or pursuant to one or more stock option plans, restricted stock plans or stock purchase plans in effect as of the Execution Date or adopted after the Execution Date by the Company’s or such Subsidiary’s Board of Directors (or a duly authorized committee thereof) or by the Company’s shareholders, (y) vendors, service providers or consultants, either directly or pursuant to options or warrants to purchase Common Stock that are outstanding on the Execution Date or issued thereafter, provided such issuances are approved by the Company’s or such Subsidiary’s Board of Directors (or a duly authorized committee thereof) or by the Company’s or such Subsidiary’s shareholders, or (z) third parties, either directly or pursuant to options or warrants to purchase Common Stock, in connection with the settlement of a bona fide litigation approved by the Company’s or such Subsidiary’s Board of Directors; (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company or any of its Subsidiaries; (VI) shares of Common Stock issued in connection with the acquisition by the Company or any Subsidiary of any corporation or other entity occurring after the Effective Date; (VII) shares of Common Stock issued pursuant to the terms of any convertible securities of the Company that are outstanding on the Execution Date and disclosed on Schedule 3.5 hereof; (VIII) shares issued to Persons with whom the Company or any of its Subsidiaries is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s or such Subsidiary’s business and not in connection with a transaction the primary purpose of which is to raise equity capital; and (IX) shares issued to a Subsidiary pursuant to a share exchange.

(v) Notice Of Adjustments. Upon the occurrence of an adjustment to the Conversion Price pursuant to this paragraph (c) or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Preferred Shares, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each Holder a notice (an “Adjustment Notice”) setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based and shall, on or before the time that it delivers an Adjustment Notice, publicly disclose the contents thereof. The failure of the Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

(d)  Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give each Holder at least ten (10) Trading Days’ written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of such shares of stock or securities or other assets, and: (i) each Holder shall be permitted to convert the Preferred Shares held by such Holder in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to such Holder upon such conversion, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that a Holder retains any Preferred Shares following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to the Series D Preferred Stock, with such adjustments to the Conversion Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of the Series D Preferred Stock to such Holder.

(e)  Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, each Holder shall, upon conversion of such Holder’s Preferred Shares, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 7.

8.    MANDATORY REDEMPTION.

(a)  Mandatory Redemption. In the event that a Fundamental Change occurs, each Holder shall have the right to require the Company to redeem all or any portion of the Preferred Shares held by such Holder (a “Mandatory Redemption”) at the Mandatory Redemption Price (as defined herein) applicable to such Mandatory Redemption. In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a “Mandatory Redemption Notice”) to the Company at any time on or before 6:00 p.m. (eastern time) on the third (3rd) Business Day following the later to occur of (i) last Business Day on which the Fundamental Change to which such Mandatory Redemption Notice relates is continuing or, if such Fundamental Change constitutes a Change of Control, at any time following the consummation of such Change of Control and (ii) the Business Day on which the Holder is notified of such Fundamental Change in writing by the Company. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the “Mandatory Redemption Date”) and the number of such shares to be redeemed.

(b) Mandatory Redemption Price. The “Mandatory Redemption Price” shall be equal to the greater of (A) the Stated Value of the Preferred Shares being redeemed multiplied by one hundred and twenty percent (120%) plus accrued and unpaid Dividends thereon and (B) the product of the number of Conversion Shares issuable upon Conversion of the Preferred Shares being redeemed (without regard to any limitation on Conversion set forth in this Certificate) times the Market Price for the Common Stock then in effect.

(c) Payment of Mandatory Redemption Price. The Company shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the Mandatory Redemption Date. If Company fails to pay the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

8A.   MANDATORY CONVERSION.

(a) Mandatory Conversion. The Company shall have the right, exercisable at any time after the thirtieth (30th) day following the Effective Date, in the event that all of the Mandatory Conversion Conditions are satisfied on each of any fifteen (15) consecutive Trading Days occurring after the Effective Date (a “Mandatory Conversion Period”), to require Conversion of the Preferred Stock (a “Mandatory Conversion”). In the event of a Mandatory Conversion, the Company and each Holder shall follow the procedures for Conversion set forth in Section 3 above, with the Mandatory Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 5, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 5.

(b) Mandatory Conversion Notice; Number of Conversion Shares. In order to effect a Mandatory Conversion hereunder, the Company must deliver to the Holder written notice thereof (a “Mandatory Conversion Notice”) on or before 5:00 p.m. (eastern time) on the Business Day immediately following the last Trading Day of the Mandatory Conversion Period (such Business Day, the “Mandatory Conversion Date”). A Mandatory Conversion Notice shall specify the aggregate Stated Value of the Preferred Shares that the Company has elected to submit to a Mandatory Conversion; provided, however, that to the extent that the aggregate number of Conversion Shares issuable pursuant to such Mandatory Conversion would exceed (i) the aggregate trading volume for the Common Stock on the Principal Market during the twenty (20) Trading Days immediately prior to the Mandatory Conversion Date and/or (ii) any limitation on Conversion contained herein would be violated (in either such case, the “Maximum Mandatory Conversion Amount”), then only such portion of the Preferred Stock as would not result in the Maximum Mandatory Conversion Amount being exceeded shall be converted on such Mandatory Conversion Date. The Stated Value of the Preferred Stock subject to a Mandatory Conversion shall be allocated among the holders of the Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares owned by such Holders at such time. Notwithstanding the delivery by the Company of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way (x) the right of a Holder to convert such Holder’s Preferred Shares prior to the Mandatory Conversion Date, in which case the number of Preferred Shares so converted shall be deemed to have been converted pursuant to the applicable Mandatory Conversion, or (y) the availability of any and all remedies that are provided to a Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Mandatory Conversion as required by the terms of Section 5 hereof, provided, that, in the event of such failure, the Mandatory Conversion shall be terminated with respect to a Holder upon the delivery of written notice thereof by such Holder to the Company, and the Company shall forfeit its right to require a Mandatory Conversion of the Preferred Stock thereafter. In the event of multiple Mandatory Conversions, at least sixty (60) days must elapse between Mandatory Conversion Dates.

9.    MISCELLANEOUS.

(a) Transfer of Preferred Shares. Upon notice to the Company, a Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee. In connection with any transfer of shares to the Company pursuant to any redemption provided for in this Certificate, the Holder shall deliver to the Company the stock certificates representing the Series D Preferred Stock at the closing of such redemption. Upon payment, the shares of Series D Preferred Stock shall be cancelled, and the Holder shall be entitled only to the redemption payment provided for by this Certificate.

(b) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Applied Digital Solutions Inc
1690 S. Congress Avenue, Suite 200
Delray Beach, FL 33445
Attn:   Scott R. Silverman
Tel:    561-805-8000
Fax:   561-805-0002

with a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131
Mailing Address: P.O. Box 015441, Florida, 33101
Attn:   Harvey A. Goldman, Esq.
Tel:    305-374-8500
Fax:   305-789-7799

and if to the Holder, to such address for the Holder as shall be designated by the Holder in writing to the Company.

(c)  Lost or Stolen Certificate. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

(d) No Voting Rights. Except as provided by applicable law and paragraph 9(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders). Any action that may be taken at any annual or special meeting of the Holders of Preferred Shares may be taken without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken is signed by all of the holders of such outstanding stock.

(e) Remedies. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(f) Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Notwithstanding anything herein to the contrary, and to the extent permitted by Missouri law, any power, right, privilege, provision or preference set forth in this Certificate may be waived, either prospectively or retroactively and either generally or in a particular instance, by the written consent or vote of the holders of two-thirds of the outstanding shares of the Series D Preferred Stock. Any such waiver shall bind all current and future holders of shares of the Series D Preferred Stock.

(g) Protective Provisions.

So long as shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of outstanding shares of Series D Preferred Stock:

(i) alter, change, waive, modify or amend (x) the terms of the Series D Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series D Preferred Stock;

(ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series D Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

(iii) increase the authorized number of shares of Series D Preferred Stock;

(iv)  re-issue any shares of Series D Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

(v) issue any Pari Passu Securities or Senior Securities (other than Permitted Debt);

(vi)  redeem, or declare, pay or make any provision for any dividend or distribution with respect to Junior Securities;

(vii) issue any Series D Preferred Stock except pursuant to the terms of the Securities Purchase Agreement;

(viii)  increase the par value of the Common Stock;

(ix) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

(x) cause or authorize any subsidiary of the Company to engage in any of the foregoing actions.

In the event that the Holders of at least two-thirds of the outstanding shares of Series D Preferred Stock agrees to allow the Company to alter, waive or change the rights, preferences or privileges of the shares of Series D Preferred Stock pursuant to the terms hereof, then the Company will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”) and the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has executed this Certificate of Designation as of the 10 day of June, 2005.

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Scott Silverman
     Name: Scott Silverman
       Title: CEO

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series D Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).                     (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of APPLIED DIGITAL SOLUTIONS, INC. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the “Certificate of Designation”), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation. Unless otherwise specified in writing to the Company, the undersigned represents to the Company that the shares of Common Stock covered by this notice have been or will be sold pursuant to the terms of an effective registration statement.

Date of Conversion:

Stated Value of
Preferred Stock to be Converted:

Applicable Conversion Price:

Number of Shares of
Common Stock to be Issued:

Name of Holder:

Address:

Signature:
                       Name:
                       Title:

Holder Requests Delivery to be made: (check one)

☐	By Delivery of Physical Certificates to the Above Address

☐	Through Depository Trust Corporation
(Account                                                   )